Exhibit 10.1

PARK-OHIO HOLDINGS CORP.

AMENDED AND RESTATED

1998 LONG-TERM INCENTIVE PLAN (AS AMENDED AND RESTATED AS OF

May 24, 2012)

1. PURPOSES

The purposes of the Amended and Restated Park-Ohio Holdings Corp. 1998 Long-Term Incentive Plan (as Amended and Restated as of May 24, 2012) (the “Plan”) are to promote the long-term growth and performance of Park-Ohio Holdings Corp. (the “Company”) and its subsidiaries by providing an opportunity for employees and directors of the Company and its subsidiaries to participate through share ownership in the long-term growth and success of the Company, enhancing the Company’s ability to attract and retain persons with desired abilities, providing additional incentives for such persons and furthering the identity of interests of employees and shareholders of the Company.

2. DEFINITIONS

(a) “Award” means any form of stock option, stock appreciation right, restricted shares, share or share-based award or performance share granted to a Participant under the Plan.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(d) “Committee” means the Compensation Committee of the Board, or such other committee of the Board that is designated by the Board to administer the Plan, provided that the Committee shall consist of at least three directors who qualify as Non-Employee Directors and “outside directors” within the meaning of Section 162(m) of the Code, and who satisfy any applicable standards of independence under the federal securities and tax laws and the listing standards of the National Association of Securities Dealers Automated Quotations (“NASDAQ”) or any other national securities exchange on which the Common Shares are listed as in effect from time to time.

(e) “Covered Employee” means a Participant who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

(f) “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the Award or Awards granted. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.

(g) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(h) “Fair Market Value” means the closing price of Shares as reported on the Nasdaq Stock Market for the date in question, provided that if no sales of Shares were made on the Nasdaq Stock Market on that date, the closing price of Shares as reported on the Nasdaq Stock Market for the preceding day on which sales of Shares were made on the Nasdaq Stock Market shall be used.

(i) “Non-Employee Director” means a director who is a “Non-Employee Director” of the Company within the meaning of Rule 16b-3 of the Exchange Act.

(j) “Participant” means any employee or director of the Company or its direct or indirect subsidiaries or any other person whose selection the Committee determines to be in the best interests of the Company, to whom an Award is made under the Plan.

(k) “Performance Measure” means the measurable performance objective or objectives established pursuant to the Plan for Participants who have received grants of Awards pursuant to the Plan. Performance Measures may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the subsidiary or division, segment, department, region or function within the Company or subsidiary of the Company in which the Participant is employed. The Performance Measures may be made relative to the performance of one or more other companies or an index. The Performance Measures applicable to any Qualified Performance-Based Award to a Covered Employee will be based on specified levels of or growth or improvement in one or more of the following criteria: (i) revenues; (ii) operating income; (iii) net income; (iv) earnings per Share; (v) return on equity; (vi) cash flow; (vii) shareholder total return; (viii) return on assets; (ix) return on investment; (x) asset turnover; (xi) liquidity; (xii) capitalization; (xiii) stock price; (xiv) expenses; (xv) operating profit and margin; (xvi) retained earnings; (xvii) market share; (xviii) sales to targeted customers; (xix) customer satisfaction; (xx) quality measures; (xxi) productivity; (xxii) safety measures; or (xxiii) educational and technical skills of employees. In the case of a Qualified Performance-Based Award, each Performance Measure that is a financial measure will be determined in accordance with generally accepted accounting principles as consistently applied by the Company. If provided for in an applicable Evidence of Award, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Measures unsuitable, the Committee may in its discretion modify such Performance Measures or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, including to exclude the effects of extraordinary items, unusual or non-recurring events, cumulative effects of tax or accounting changes, discontinued operations, acquisitions, divestitures and material restructuring or asset impairment charges, except in the case of a Qualified Performance-Based Award where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Performance Measure or minimum acceptable level of achievement. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

(l) “Performance Period” means one or more periods of time as the Committee may designate over which the attainment of one or more Performance Measures will be measured for the purpose of determining a Participant’s rights in respect of an Award with respect thereto. A Performance Period may overlap with prior and subsequent Performance Periods, and the commencement or conclusion of a Performance Period may coincide with the commencement or conclusion of another Performance Period.

(m) “Qualified Performance-Based Award” means any Award or portion of an Award that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.

(n) “Shares” means the Common Stock, par value $1.00 per share, of the Company.

3. SHARES AVAILABLE FOR AWARDS

Subject to adjustment as provided in Section 11 below, the aggregate number of Shares reserved and available for Awards under the Plan shall be 3,700,000. The aggregate number of shares that may be issued by the Company upon the exercise of incentive stock options will not exceed 3,700,000 shares. No more than 500,000 Shares shall be the subject of Awards to any individual Participant in any one calendar year. Shares issuable under the Plan may consist of authorized and unissued Shares or treasury Shares.

Any Shares issued by the Company through the assumption or substitution of outstanding grants previously made by an acquired corporation or entity shall not reduce the Shares available for Awards under the Plan. If any Shares subject to any Award granted under the Plan are forfeited or if such Award otherwise terminates without the issuance of such Shares or payment of other consideration in lieu of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan as if such Shares had not been subject to an Award. Additionally, in the event that a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, to reflect the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided, however, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or any subsidiary prior to such acquisition or combination.

4. ADMINISTRATION

(a) The Plan shall be administered by the Committee, which shall have full power and authority to interpret the Plan, to grant waivers of Plan restrictions and to adopt such rules, regulations and policies for carrying out the Plan as it may deem necessary or proper in order to further the purposes of the Plan. In particular, the Committee shall have the authority to (i) select Participants to receive Awards, (ii) determine the number and type of Awards to be granted, (iii) determine the terms and conditions, not inconsistent with the terms hereof, of any Award granted, (iv) interpret the terms and provisions of the Plan and any Award granted, (v) prescribe the form of any agreement or instrument executed in connection with any Award, and (vi) establish, amend and rescind such rules, regulations and policies for the administration of the Plan as it may deem advisable from time to time.

(b) The Committee may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee or any person to whom duties or powers have been delegated as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee: (i) designate individuals to be recipients of Awards under the Plan; and (ii) determine the size of any such Awards; provided, however, that (A) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an individual who is an officer, director, or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization sets forth the total number of Common Shares such officer(s) may grant; and (C) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

5. AWARDS

The Committee shall determine the type(s) of Award(s) to be made to each Participant and shall set forth in the related Evidence of Award the terms, conditions and limitations applicable to each Award. Awards may include but are not limited to those listed in this Section 5. Awards may be made singly, in combination, in tandem or in exchange for a previously granted Award, and also may be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under any other employee plan of the Company, including the plan of any acquired entity.

(a) Stock Options. Awards may be made in the form of stock options, which may be incentive stock options within the meaning of Section 422 of the Code or nonstatutory stock options not intended to qualify under Section 422 of the Code. Incentive stock options may be granted only to “employees” (under Section 3401(c) of the Code) of the Company or a subsidiary of the Company (under Section 424 of the Code).

The aggregate Fair Market Value (determined at the time the option is granted) of Shares as to which incentive stock options are exercisable for the first time by a Participant during any calendar year (under the Plan and any other plan of the Company) shall not exceed $100,000 (or such other limit as may be required by the Code from time to time). The exercise price of stock options granted under the Plan shall be not less than 100% of Fair Market Value on the date of the grant. A stock option granted under the Plan shall be exercisable in whole or in such installments and at such times and upon such terms as may be determined by the Committee, provided that no stock option shall be exercisable more than ten years after the date of grant. A participant may pay the exercise price of a stock option in cash, Shares or a combination of cash and Shares. The Committee shall establish appropriate procedures for accepting Shares in payment of the exercise price of a stock option and may impose such conditions as it deems appropriate on such use of Shares.

(b) Stock Appreciation Rights. Awards may be granted in the form of stock appreciation rights (“SARs”). SARs shall entitle the recipient to receive a payment, in cash or Shares, equal to the appreciation in market value of a stated number of Shares from the price stated in the Evidence of Award, which will be equal to or greater than the Fair Market Value per Share on the date of grant, to the Fair Market Value on the date of exercise or surrender. SARs may be granted either separately or in conjunction with other Awards granted under the Plan. Any SAR that is granted separately from another Award shall be exercisable in whole or in such installments and at such times and upon such terms as may be determined by the Committee, provided that no SAR shall be exercisable more than ten years after the date of grant. Any SAR related to a nonstatutory stock option may be granted at the same time such option is granted or any time thereafter before exercise or expiration of such option. Any SAR related to an incentive stock option must be granted at the same time such option is granted. Any SAR related to an option shall be exercisable only to the extent the related option is exercisable. In the case of any SAR related to any option, the SAR or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related option. Similarly, upon exercise of an SAR as to some or all of the Shares covered by a related option, the related option shall be canceled automatically to the extent of the SARs exercised, and such Shares shall not thereafter be eligible for grant. The Committee may impose such conditions or restrictions upon the exercise of any SAR as it shall deem appropriate.

(c) Restricted Shares. Awards may be granted in the form of restricted Shares in such numbers and at such times as the Committee shall determine. Awards of restricted Shares shall be subject to such terms, conditions or restrictions as the Committee deems appropriate including, but not limited to, restrictions on transferability, requirements of continued employment, individual performance or financial performance of the Company. The period of vesting and forfeiture restrictions shall be established by the Committee at the time of grant, except that no restriction period shall be less than 12 months. If the Compensation Committee has designated the Shares covered by a grant of restricted Shares as “Performance Restricted Shares” (“Performance Restricted Shares”), then the Compensation Committee shall establish, at the date of grant, the Performance Period and Performance Measures that would determine the extent to which restrictions set forth in this Section 5(c) shall lapse on any specified date. For any Qualified Performance-Based Awards of Performance Restricted Stock, no restrictions shall lapse on any such Awards until the Committee certifies, in writing, that the requirements established as described in this Section 5(c) have been satisfied. During the period in which any restricted Shares are subject to forfeiture restrictions, the Committee may, in its discretion, grant to the Participant to whom such restricted Shares have been awarded, all or any of the rights of a shareholder with respect to such restricted Shares, including the right to vote such Shares and to receive dividends with respect to such Shares; provided, however, that dividends or other distributions on Performance Restricted Shares shall be deferred and reinvested in additional Performance Restricted Shares until the achievement of the applicable Performance Measure(s).

(d) Performance Shares. Awards may be made in the form of Shares that are earned only after the attainment of predetermined Performance Measures as established by the Committee at the time an Award is made (“Performance Shares”). To the extent that the relevant Performance Measures have been achieved at the end of the applicable performance period (and, in the case of any Qualified Performance-Based Awards of Performance Shares, the Committee has certified such achievement in writing), Performance Shares shall be converted into Shares (or cash or a combination of Shares and cash, as set forth in the Evidence of Award) and distributed to Participants based upon the applicable performance entitlement. Performance Shares that are Qualified Performance-Based Awards are intended to qualify under Section 162(m) and provisions of such Awards shall be interpreted in a manner consistent with that intent to the extent appropriate. Award payments made in cash rather than the issuance of Shares shall not, by reason of such payment in cash, result in additional Shares being available under the Plan.

(e) Stock Awards. Awards may be made in Shares or on a basis valued in whole or in part by reference to, or otherwise based upon, Shares. Share awards shall be subject to conditions established by the Committee and set forth in the Evidence of Award.

6. PAYMENT OF AWARDS; DEFERRALS

Payment of Awards may be made in the form of Shares, cash or a combination of Shares and cash and may include such restrictions as the Committee shall determine, including restrictions on transfer and forfeiture provisions. With Committee approval, payments may be deferred, either in the form of installments or a future lump sum payment, to the extent permitted by Section 409A of the Code. The Committee may permit Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee to assure that such deferrals comply with applicable requirements of the Code including the capability to make further deferrals for payment after retirement. The Committee may also establish rules and procedures consistent with Section 409A of the Code for the crediting of interest on deferred cash payments and dividend equivalents for deferred payments denominated in Shares.

7. TAX WITHHOLDING

The Company shall have the authority to withhold, or to require a Participant to remit to the Company, prior to issuance or delivery of any Shares or cash relating to an Award made under the Plan, an amount sufficient to satisfy federal, state and local tax withholding requirements associated with any Award. In addition, the Company may, in its sole discretion, permit a Participant to satisfy any tax withholding requirements, in whole or in part, by (i) delivering to the Company Shares held by such Participant having a Fair Market Value equal to the amount of the tax or (ii) directing the Company to retain Shares having such Fair Market Value and otherwise issuable to the Participant under the Plan. In no event will the Fair Market Value per Share of the Shares to be withheld pursuant to this Section 7 to satisfy applicable withholding taxes exceed the minimum amount of taxes required to be withheld.

8. TERMINATION OF EMPLOYMENT

If the employment of a Participant terminates for any reason, all unexercised, deferred and unpaid Awards shall be exercisable or paid in accordance with the applicable Evidence of Award, which may provide that the Committee may authorize, as it deems appropriate, the acceleration and/or continuation of all or any part of Awards granted prior to such termination.

9. NONASSIGNABILITY

Except as may be otherwise provided in the relevant Evidence of Award, no Award or any benefit under the Plan shall be assignable or transferable, or payable to or exercisable by, anyone other than the Participant to whom it was granted. Notwithstanding anything in the Plan to the contrary, in no event will any Award granted under the Plan be transferred for value.

10. CHANGE IN CONTROL

(a) In the event of a Change in Control (as defined below) of the Company, and except as the Board may expressly provide otherwise, (i) all stock options or SARs then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then otherwise exercisable, (ii) all restrictions and conditions of all Awards of restricted Shares or stock awards granted pursuant to Section 5(e) then outstanding shall be deemed satisfied as of the date of the Change in Control, and (iii) all Awards of Performance Shares shall be deemed to have been fully earned as of the date of the Change in Control.

(b) A “Change in Control” of the Company shall have occurred when any of the following events shall occur:

(i) The Company is merged, consolidated or reorganized into or with another corporation or other legal person, and immediately after such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock (as that term is hereafter defined) of the Company immediately prior to such transaction;

(ii) The Company sells all or substantially all of its assets to any other corporation or other legal person, less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale are held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale;

(iii) There is a report filed or required to be filed on Schedule 13D on Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term “beneficial owner, is defined under Rule l3d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Company (“Voting Stock”); or

(iv) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof, provided, however, that for purposes of this clause (iv), each director who is first elected, or first nominated for election by the Company’s shareholders by a vote of at least two-thirds of the directors of the Company (or a committee thereof) then still in office who were directors of the Company at the beginning of any such period will be deemed to have been a director of the Company at the beginning of such period (but excluding for purposes of this proviso any individual whose initially becomes a director as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or person other than the Board).

Notwithstanding the foregoing provisions of Section 10(b)(iii) hereof, unless otherwise determined in a specific case by majority vote of the Board, a “Change in Control” shall not be deemed to have occurred for purposes of the Plan solely because (i) the Company, (ii) an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities or interest, or (iii) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 20% or otherwise, or because the Company reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

11. ADJUSTMENTS UPON CHANGES OF CAPITALIZATION

The Committee shall make or provide for such adjustments in the numbers of Shares covered by outstanding Awards, and in the kind of shares covered thereby, as the Committee, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, extraordinary cash dividend or other distribution of assets or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing; provided, however, that any adjustment which by reason of this Section 11 is not required to be made currently will be carried forward and taken into account in any subsequent adjustment. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards under the Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each stock option or SAR with an exercise price or base price greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its sole discretion elect to cancel such stock option or SAR without any payment to the person holding such stock option or SAR. The Committee shall also make or provide for such adjustments in the numbers of shares specified in Section 3 of the Plan as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3 of the Plan regarding incentive stock options will be made only if and to the extent that such adjustment would not cause any stock option intended to qualify as an incentive stock option to fail so to qualify.

12. RIGHTS OF EMPLOYEES

Nothing in the Plan shall interfere with or limit in any way the right of the Company or any subsidiary to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continued employment with the Company or any subsidiary.

13. AMENDMENT, SUSPENSION OR TERMINATION OF PLAN AND AWARDS

The Board may amend, suspend or terminate the Plan at any time, provided that no such action shall be taken that would impair the rights under an outstanding Award without the Participant’s consent. Further, if an amendment to the Plan must be approved by the Company’s stockholders in order to comply with applicable law or the rules of the NASDAQ or, if the Shares are not traded on the NASDAQ, the principal national securities exchange upon which the Shares are traded or quoted, then, such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.

The Board may amend the terms of any outstanding Award, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without the Participant’s consent and no such amendment shall have the effect, with respect to any Qualified Performance-Based Award, of increasing the amount of any Award from the amount that would otherwise be payable pursuant to the formula and/or goals previously established for such Participant. Notwithstanding the foregoing, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding stock options or the base price of outstanding SARs, and no outstanding stock options or SARs may be cancelled in exchange for other Awards, or, except in connection with a corporate transaction or event described in Section 11 of the Plan, cancelled in exchange for stock options or SARs with an exercise price or base price that is less than the exercise price of the original stock options or base price of the original SARs, as applicable, or cancelled in exchange for cash, without stockholder approval. The preceding sentence is intended to prohibit (without shareholder approval) the repricing of “underwater” stock options and SARs and will not be construed to prohibit the adjustments or payments provided for in Section 11 of the Plan. Notwithstanding any provision of the Plan to the contrary, this Section 13 may not be amended without approval by the Company’s stockholders.

14. COMPLIANCE WITH SECTION 409A OF THE CODE

(a) To the extent applicable, it is intended that the Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. The Plan and any grants made hereunder shall be administered in a manner consistent with this intent. Any reference in the Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b) Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under the Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its affiliates.

(c) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the tenth business day of the seventh month after such separation from service.

(d) Notwithstanding any provision of the Plan or any Evidence of Award to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Compensation Committee reserves the right to make amendments to the Plan and any Evidence of Award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with the Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

15. GOVERNING LAW

The Plan, together with all determinations and actions made or taken in connection therewith, to the extent not otherwise governed by the Code or other laws of the United States, shall be governed by the laws of the State of Ohio.

16. RECOUPMENT AND RESTRICTIVE COVENANTS

Any Evidence of Award may: (i) provide for recoupment by the Company of all or any portion of an Award if the Company’s financial statements are required to be restated due to material noncompliance, as a result of the Participant’s misconduct, with any financial reporting requirement under the federal securities laws; or (ii) include restrictive covenants, including, without limitation, non-competition, non-disparagement and confidentiality conditions or restrictions, that the Participant must comply with during employment by the Company and/or within a specified period after termination as a condition to the Participant’s receipt or retention of all or any portion of an Award. This Section 16 shall not be the Company’s exclusive remedy with respect to such matters. This Section 16 shall not apply after a Change in Control, unless otherwise specifically provided in the Evidence of Award.

17. FRACTIONAL SHARES

The Company will not be required to issue any fractional Common Shares pursuant to the Plan. The Committee may provide for the elimination of fractions and for the settlement of fractions in cash.

18. EFFECTIVE AND TERMINATION DATES

The Plan shall become effective on the date it is approved by the shareholders of the Company. The Plan shall continue in effect until terminated by the Board, at which time all outstanding Awards shall remain outstanding in accordance with their applicable terms and conditions.